June 2026 RESTRICTED SHARE UNIT GRANT NOTICE UNDER THE DENTSPLY SIRONA INC. 2024 OMNIBUS INCENTIVE PLAN as amended and restated RESTRICTED SHARE UNIT GRANT NOTICE (for Directors) Notice is hereby given of the following award of Restricted Share Units (the “Award”), which entitles the Grantee to receive one share of the Common Shares, $0.01 par value per share, of DENTSPLY SIRONA Inc. (“Common Shares” or “Shares”) for each Restricted Share Unit pursuant to the following terms and conditions: • Grantee: Participant Name • Grant Date: Grant Date • Number of Restricted Share Units: Quantity Granted • Vesting Schedule: The Restricted Share Units under the Award (“RSUs”) shall vest in accordance with the vesting schedule specified herein, subject to your continuous service with the Company through such date (except as may otherwise be provided in Exhibit A attached hereto). Vesting Schedule (Dates & Quantities) • Other Provisions: The Award is granted subject to, and in accordance with, the terms of the Restricted Share Unit Agreement (the “RSU Agreement”) attached hereto as Exhibit A and the DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan, as amended and restated from time to time (the “Plan”). This Award is granted under, and governed by, the terms and conditions of this Grant Notice and the Plan. DENTSPLY SIRONA INC. Attachments: Exhibit A—Restricted Share Unit Agreement (for Directors)

June 2026 EXHIBIT A RESTRICTED SHARE UNIT AGREEMENT DENTSPLY SIRONA Inc., a Delaware corporation (the “Company”), has granted you (the “Grantee”) an award of the number of Restricted Share Units as set forth on your Restricted Share Unit Grant Notice (the “Grant Notice”). Each Restricted Share Unit shall entitle Grantee to receive one share of Common Shares upon vesting in the future in accordance with, and subject to, the terms and conditions set forth in the Notice and this Restricted Share Unit Agreement (the “RSU Agreement”). The Award is granted pursuant to the DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan, as amended and restated from time to time (the “Plan”), pursuant to which restricted share units, and other awards, may be granted to Eligible Recipients under the Plan. Except as otherwise specifically set forth herein, all capitalized terms utilized herein shall have the respective meanings ascribed to them in the Plan. The details of your Award are as follows: l. Grant of Restricted Share Unit Award. Pursuant to action of the Board and/or the Committee, the Company hereby grants to Grantee an Award of the number of Restricted Share Units as set forth on the Grant Notice. Each Restricted Share Unit shall entitle Grantee to receive one share of Common Shares upon vesting in the future in accordance with, and subject to, the terms and conditions described herein. 2. Vesting and Forfeiture. (a) Vesting. The Restricted Share Units shall vest in one or more installments (each, an “Installment”) in accordance with the Vesting Schedule as set forth on the Grant Notice, with the vesting of each Installment subject to the Grantee’s continued service with the Company through the applicable vesting date, subject to such additional terms and conditions set forth on the Grant Notice and the terms hereof. (b) Accelerated Vesting. Any Restricted Share Units which have not yet vested under subparagraph (a) above shall vest or be forfeited in accordance with the provisions of the Plan and the terms of this RSU Agreement. (c) Termination of Service. If Grantee’s service with the Company terminates for any reason (including in cases of Grantee’s voluntary resignation following Grantee’s Early Retirement Date (as defined in the Company’s Non-Employee Director Compensation Policy (as may be amended from time to time, the “Director Compensation Policy”)), the number of Restricted Share Units that shall vest, and the timing of such vesting, shall be in accordance with the terms of the Director Compensation Policy in effect as of the Grant Date.

June 2026 3. Issuance of Common Shares. In accordance with the Vesting Schedule and subject to all the terms and conditions set forth in this RSU Agreement and the Plan upon an applicable vesting event on the applicable date set forth in the Vesting Schedule, but in no event later than thirty (30) days following such date (subject to the terms of Section 14 hereof), the Company shall issue and deliver to Grantee (or Grantee’s beneficiary) the number of Common Shares equal to the number of Restricted Share Units which have become vested as a result of such event (subject to any reductions for tax withholding or otherwise to the extent permitted under the Plan or this RSU Agreement. The Company may, in its sole discretion, deliver such Common Shares (a) by issuing Grantee a certificate of Common Shares representing the appropriate number of shares, (b) through electronic delivery to a brokerage or similar securities-holding account in the name of Grantee, or (c) through such other commercially reasonable means available for the delivery of securities. Notwithstanding the foregoing, to the extent permitted by the Company, any shares hereunder may be deferred in accordance with procedures established by the Company in accordance with section 409A of the Code. 4. Incorporation of the Plan by Reference; Conflicting Terms. The Award of Restricted Share Units pursuant to this RSU Agreement is granted under, and expressly subject to, the terms and provisions of the Plan, which terms and provisions are incorporated herein by reference. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the terms of the Plan and the terms of this RSU Agreement, the terms and provisions of the Plan shall govern. 5. Non-Transferability of Restricted Share Units. The Restricted Share Units may not be transferred in any manner and any purported transfer or assignment shall be null and void. Notwithstanding the foregoing, upon the death of Grantee, Grantee’s beneficiary designated in accordance with the terms of the Plan shall have the right to receive any Common Shares that may be deliverable hereunder, provided, that, for such purposes, the terms of the Plan and this RSU Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee. 6. Ownership Rights. The Restricted Share Units do not represent a current interest in any Common Shares. Grantee shall have no voting or other ownership rights in the Company arising from the Award of Restricted Share Units under this RSU Agreement. Notwithstanding the foregoing, unless otherwise determined by the Committee or the Board, and to the extent permitted by the Plan, Grantee shall participate in any cash dividend declared by the Board applicable to Common Shares, which shall entitle Grantee to receive a cash payment for each whole Restricted Share Unit, subject to the same Vesting Schedule and restrictions as the underlying Restricted Share Unit and otherwise payable at the same time shares are issued and delivered to Grantee with respect to the underlying Restricted Share Unit, in an amount that would otherwise be payable as dividends with respect to an equal number of Common Shares.

June 2026 7. Committee Discretion. This Award has been made pursuant to a determination made by the Board and/or Committee. Notwithstanding anything to the contrary herein, and subject to the limitations of the Plan, the Administrator shall have plenary authority to: (a) interpret any provision of this RSU Agreement or the Award; (b) make any determinations necessary or advisable for the administration of this RSU Agreement or the Award; (c) make adjustments as it deems appropriate to the aggregate number and type of securities available under this RSU Agreement to appropriately adjust for, and give effect to, any Change in Capitalization or otherwise as provided under the Plan; and (d) otherwise modify or amend any provision hereof, or otherwise with respect to the Award, in any manner that does not materially and adversely affect any right granted to Grantee by the express terms hereof, unless required as a matter of law, subject to the limitations stated in the Plan. 8. Tax Withholding. The Company shall withhold from Grantee’s compensation any required taxes, including social security and Medicare taxes, and federal, state and local income tax, with respect to the income arising from the vesting or payment in respect of any Restricted Share Units under this RSU Agreement (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity), but only if such withholding is required. Grantee shall be responsible for all tax consequences with respect to these Restricted Share Units. 9. Clawback Policy. To the extent this Award is subject to recovery under any law, government regulation, stock exchange listing requirement or Company agreement or policy, this Award will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any agreement or policy adopted by the Company pursuant to any such law, government regulation, stock exchange listing requirement or otherwise). 10. Electronic Delivery. The Company may choose to deliver certain statutory or regulatory materials relating to the Plan in electronic form, including, without limitation, securities law disclosure materials. Without limiting the foregoing, by accepting this Award, Grantee hereby agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format. If at any time Grantee would prefer to receive paper copies of any document delivered in electronic form, the Company will provide such paper copies upon written request to the Investor Relations department of the Company. 11. No Right to Continued Service. Nothing in this RSU Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the service of Grantee at any time for any reason.

June 2026 12. Entire Agreement. This RSU Agreement, the Plan and the Director Compensation Policy contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations between the parties. 13. Governing Law. To the extent federal law does not otherwise control, this RSU Agreement shall be governed by the laws of Delaware, without giving effect to principles of conflicts of laws. 14. Compliance with Section 409A of the Internal Revenue Code. The Award is intended to comply with section 409A of the Code to the extent subject thereto, and shall be interpreted in accordance with section 409A of the Code and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision in the Plan or this RSU Agreement to the contrary, no payment or distribution under this RSU Agreement that constitutes an item of deferred compensation under section 409A of the Code and becomes payable by reason of Grantee’s termination of service with the Company shall be made to Grantee until such termination of service constitutes a separation from service within the meaning of section 409A of the Code. For purposes of this Award, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of section 409A of the Code. Notwithstanding any provision in the Plan or this RSU Agreement to the contrary, and to the extent necessary to avoid the imposition of taxes under section 409A of the Code, (a) if Grantee is a specified employee within the meaning of section 409A of the Code, Grantee shall not be entitled to any payments upon a termination of service until the expiration of the six (6)-month period measured from the date of Grantee’s separation from service (or, if earlier, the date of death) and (b) no Change in Control shall be deemed to have occurred hereunder unless such Change in Control constitutes a change in control event for purposes of section 409A of the Code. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to Grantee in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Award will be paid in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of the Plan or this RSU Agreement to the contrary, in no event shall the Company or any affiliate be liable to Grantee on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, section 409A of the Code.